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                                                                   EXHIBIT 10.10


                              UNSECURED DEMAND NOTE


$200,000.00                                       WOODLAND HILLS, CALIFORNIA
                                                  APRIL 6, 1998


                  FOR VALUE RECEIVED, the undersigned, Monterey Hotel Partners, L.P., a California Limited Partnership, promises to pay to Ronald A. Young, at 651 San Gorgonia Street, San Diego, California 92106, on demand, the principal amount of Two Hundred Thousand Dollars ($200,000) which amount shall be payable in lawful money of the United States of America, and the undersigned further promises to pay interest in like money.

                  The undersigned further promises to pay interest on the unpaid principal balance form the date hereof until paid, at Tem Percent (10%) per annum, commencing April 6, 1998. Interest shall be due and payable upon payment of the principal amount and shall be calculated on a basis of a year of 365 or 366 days as appropriate. Interest shall bear like interest as the principal.

                  The undersigned promises to pay costs of collection and attorneys' fees in reasonable amount if default is made in the payment of this Note. The right to plead any and all statutes of limitation as a defense to any demand hereunder is hereby waived to the full extent permitted by law. This Note shall be governed by and construed in accordance with the laws of the State of California.


                                        MONTEREY HOTEL PARTNERS, L.P.
                                        a California Limited Partnership



                                        By: /s/ John F. Rothman
                                            ------------------------------------
                                            John R. Rothman, General Partner